Independent Auditors Report



The Board of Directors and Shareholders
The Taiwan Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of The Taiwan Fund, Inc., including the Funds investments, as of August 31,
2003, and the related statement of operations for the year then ended, and statements of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the three-year period then ended. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the years in the two-year period ended August 31, 2000 were audited by other auditors whose report, dated October 12, 2000, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2003 by correspondence with the custodian.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects the financial position of The Taiwan Fund, Inc. as of August 31, 2003, the results of its operations for the year ended, and the changes in its net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the three-year period then ended, in conformity with accounting principles generally accepted in the United States of America.


Boston, Massachusetts
October 3, 2003